SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 2, 2006

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 2, 2006, Extra Space Storage Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 1, 2006, the Board of Directors of Extra Space Storage Inc. (the “Company”), upon recommendation of the Board’s Compensation, Nominating and Governance Committee, voted to promote Kent W. Christensen to Executive Vice President and Chief Financial Officer, Charles L. Allen to Executive Vice President and Chief Legal Officer, and Karl Haas to Executive Vice President and Chief Operating Officer.

Kent W. Christensen has served as the Company’s Senior Vice President and CFO since 1998.  Charles L. Allen has served as the Company’s Senior Vice President and Senior Legal Counsel since 1998.  Karl Haas has served as the Company’s Senior Vice President of Operations since the acquisition of Storage USA in July 2005.  Prior to the acquisition of Storage USA, Mr. Haas was the Executive Vice President, Management of Storage USA from 1994 to July 2005.

Current employment terms remain the same.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press Release dated November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: November 2, 2006	By:	/s/ Kent W. Christensen
Kent W. Christensen
Executive Vice President and Chief Financial Officer